SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 29, 2000


                            TradeStation Group, Inc.
                            ------------------------
             (Exact name of registrant as specified in its charter)


                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)


             0-31049                                    65-0977576
             -------                                    ----------
     (Commission File Number)              (I.R.S. Employer Identification No.)


                 8700 West Flagler Street, Miami, Florida 33174
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (305) 485-7000
                         ------------------------------
              (Registrant's telephone number, including area code)


                          OnlineTrading.com Group, Inc.
                         ------------------------------
          (Former name or former address, if changed since last report)

     This Current Report on Form 8-K of TradeStation Group, Inc., a Florida corporation (the "Registrant" or "TradeStation Group") amends and supercedes that certain Current Report on Form 8-K of Omega Research, Inc., a Florida corporation ("Omega Research"), dated January 19, 2000 and originally filed with the Securities and Exchange Commission on January 28, 2000 and amended on April 28, 2000, as a result of the mergers described in Item 2 of this report causing the Registrant's securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and the Registrant to become the publicly traded and reporting company in place of Omega Research.

Item 2. Acquisition or Disposition of Assets

Mergers

     On December 29, 2000 (the "Effective Time"), Omega Research and onlinetradinginc.com corp., a Florida corporation ("OnlineTrading.com"), completed the mergers pursuant to that certain Agreement and Plan of Merger and Reorganization (as amended the "Merger Agreement") dated January 19, 2000 pursuant to which Omega Research and OnlineTrading.com were merged and combined in a stock-for-stock transaction as described hereinafter. The parties to the Merger Agreement were Omega Research, OnlineTrading.com, TradeStation Group, a Florida corporation formed by Omega Research that became the holding company for Omega Research and OnlineTrading.com upon completion of the mergers, Omega Acquisition Corporation, a recently-formed Florida corporation that is owned by TradeStation Group ("Omega Merger Sub"), and Onlinetrading Acquisition Corporation, a recently-formed Florida corporation that is owned by TradeStation Group ("Online Merger Sub"). Omega Merger Sub was merged into Omega Research which was renamed TradeStation Technologies, Inc. ("Technologies"), Online Merger Sub was merged into OnlineTrading.com, which was renamed TradeStation Securities, Inc. ("Securities"), and Technologies and Securities became wholly-owned subsidiaries of TradeStation Group. The mergers were approved immediately prior to the Effective Time by the shareholders of each of Omega Research and OnlineTrading.com at a special meeting of shareholders of each company.

     As a result of the conversion at the Effective Time of all of the outstanding shares of common stock of each of Omega Research and OnlineTrading.com into shares of common stock of TradeStation Group and the listing on The Nasdaq National Market of the common stock of TradeStation Group under the symbol "TRAD" as of the opening of trading on January 2, 2001, TradeStation Group is the sole publicly-traded company in the group. Omega Research shareholders received one share of TradeStation Group common stock for each share of Omega Research common stock (a 1 to 1 ratio) and OnlineTrading.com shareholders received 1.7172 shares of TradeStation Group common stock for each share of OnlineTrading.com (a 1.7172 to 1 ratio). Cash will be paid in lieu of fractional shares of TradeStation Group. As of the Effective Time, TradeStation Group was owned approximately 57% (on a fully diluted basis) by former Omega Research's shareholders and approximately 43% (on a fully diluted basis) by OnlineTrading.com's former shareholders. Immediately after the Effective Time and after giving effect to the mergers, there were outstanding an aggregate amount of approximately 44,333,120 shares of common stock of TradeStation Group.

     The mergers are intended to qualify as a tax-free reorganization for United States federal income tax purposes and TradeStation Group intends to account for the mergers as a pooling-of-interests.

Omega Research and OnlineTrading.com Stock Options, Warrants and Stock Plans

     At the Effective Time, TradeStation Group assumed the following:

     (i) the Omega Research 1997 Employee Stock Purchase Plan, the 1997 Nonemployee Director Stock Option Plan, as amended, and the Amended and Restated 1996 Incentive Stock Plan, as amended (the reserved shares under which were increased with the approval of Omega Research's shareholders from 4,500,000 to 7,500,000 shares at the special meeting of shareholders held on December 29, 2000 to approve the mergers) (collectively, the "Omega Incentive Stock Plans");
     (ii) all options to purchase Omega Research common stock outstanding under any of the Omega Incentive Stock Plans and/or assumed by Omega Research in connection with Omega Research's acquisition of Window On WallStreet Inc.("Window On WallStreet") and originally granted under Window On WallStreet's 1997 Long Term Incentive Plan or otherwise granted to employees of Window OnWallStreet prior to the adoption of such plan;
     (iii) the OnlineTrading.com 1999 Stock Option Plan;
     (iv) all options to purchase OnlineTrading.com common stock then outstanding under the OnlineTrading.com 1999 Stock Option Plan; and

     (v) warrants to purchase up to 225,000 shares of OnlineTrading.com common stock at an exercise price of $11.55 issued to the underwriters of OnlineTrading.com's initial public offering.

     Each Omega Research stock option, OnlineTrading.com stock option and OnlineTrading.com warrant described above was assumed by TradeStation Group under the same terms and conditions that were applicable to the option or warrant immediately prior to the Effective Time, except that (i) each Omega Research stock option will be exercisable for the same number of shares of TradeStation Group at the same exercise price; (ii) each OnlineTrading.com stock option and OnlineTrading.com warrant will be exercisable for shares of TradeStation Group common stock and the number of shares of TradeStation Group common stock issuable upon exercises of any given option or warrant will be determined by multiplying the 1.7172 exchange ratio for a share of OnlineTrading.com common stock in the merger by the number of shares of OnlineTrading.com common stock underlying the option or warrant, rounded down to the nearest whole number; and (iii) the per share exercise price of any given OnlineTrading.com stock option and OnlineTrading.com warrant will be determined by dividing the exercise price of the option or warrant immediately prior to the Effective Time by the 1.7172 exchange ratio for a share of OnlineTrading.com stock in the merger rounded up to the nearest whole cent. Immediately after the Effective Time and after giving effect to the mergers, there were outstanding
(i) options to purchase in the aggregate approximately 4,998,900 shares of commons stock of TradeStation Group and (ii) warrants to purchase in the aggregate approximately 386,370 shares of common stock of TradeStation Group.

     TradeStation Group has agreed to file a registration statement on Form S-8 for the shares of TradeStation Group common stock issuable with respect to the assumed OnlineTrading.com and Omega Research stock options within twenty (20) business days after the Effective Time.

Directors After the Mergers

     As of the Effective Time, the board of directors of TradeStation Group is comprised of eight directors. The directors of TradeStation Group from and after the Effective Time were initially designated as follows: Omega Research designated five directors, including two Co-Chairman of the Board and two who are required to be independent directors, and OnlineTrading.com designated three directors, one of whom is required to be an independent director. Accordingly, as of the Effective Time, the board of directors of TradeStation Group was comprised of William R. Cruz, Ralph L. Cruz and Salomon Sredni, executive officers of Omega Research, and Brian D. Smith and Stephen C. Richards, independent directors of Omega Research, E. Steven zum Tobel and Farshid Tafazzoli, executive officers of OnlineTrading.com, and Lothar Mayer, who was an independent director of OnlineTrading.com until October 4, 2000.

Voting Trust Agreements

     In connection with entering into the Merger Agreement, certain shareholders of Omega Research and OnlineTrading.com entered into a voting trust agreement to be effective at the Effective Time pursuant to which shares of common stock of TradeStation Group owned by them after the Effective Time are subject to the terms of such voting trust. The relevant shareholders of Omega Research who entered into the voting trust agreement are affiliates of William R. Cruz and Ralph L. Cruz (Co-Chairman of the Board and Co-Chief Executive Officers of TradeStation Group) who held an aggregate of 18,313,208 shares of TradeStation Group immediately after the Effective Time, representing approximately 41.3% of the outstanding shares. The shareholders of OnlineTrading.com who entered into the voting trust agreement are Andrew A. Allen (the former Chairman of the Board and Chief Executive Officer of OnlineTrading.com) and his affiliates, affiliates of E. Steven zum Tobel and Farshid Tafazzoli (Vice President of Brokerage Operations and Vice President of Brokerage Technology, respectively, of TradeStation Group), Derek J. Hernquist (the former Vice President of Operations and Secretary and a former director of OnlineTrading.com) and a former director of OnlineTrading.com who held an aggregate of approximately 15,263,998 shares of TradeStation Group common stock immediately after the Effective Time, representing approximately 34.4% of the outstanding shares. The parties to the voting trust agreement have agreed that during the term of the voting trust agreement and the continuance of the voting trust created under that agreement the voting trustee, Marc J. Stone, will be entitled to exercise with respect to TradeStation Group shares subject to the voting trust all rights of voting and abstaining from voting or otherwise to participate in shareholder actions, including executing written consents, in all matters relating to TradeStation Group as provided in the voting trust agreement.

     From and after the Effective Time, the Omega Research shareholders who are a party to the voting trust agreement have the right to direct the voting trustee to vote all of the shares subject to the voting trust in a manner such that five of the total of eight directors constituting the board of directors of TradeStation Group, two of which are required to be independent directors, are designated by those Omega Research shareholders. The former OnlineTrading.com shareholders who are a party to the voting trust agreement have the right to direct the voting trustee to vote all of the shares subject to the voting trust in a manner such that three of such total number of eight directors, one of which is required to be an independent director, are designated by those former OnlineTrading.com shareholders. In the event that the number of directors constituting the board of directors of TradeStation Group is increased or decreased from time to time on or after the Effective Time, then each group of shareholders will be entitled to designate its number of the total number of directors of TradeStation Group based upon a ratio of 62.5% for the former Omega Research shareholders and 37.5% for the former OnlineTrading.com shareholders. If the foregoing ratio yields other than whole numbers as to the number of directors for which each group of shareholders is entitled to designate the shares to be voted, then the number of directors which each such group is entitled to designate shall be rounded down to the nearest whole number, and the one remaining directorship that this rounding down will create shall be designated by the former Omega Research shareholders.

     With respect to all matters other than the election of directors as to which a vote (or written consent) of shareholders of TradeStation Group will be made, the voting trustee will vote the shares owned by each TradeStation Group shareholder who is a party to the voting trust agreement as specifically instructed in writing by the shareholder owning the beneficial interest in, and voting trust certificate relating to, such shares.

     The voting trust shall dissolve on the earliest of the following dates: (i) the second anniversary of the Effective Time; (ii) the date when the voting trustee shall resign in writing unless such vacancy is timely filled as provided under the voting trust agreement; (iii) the date when TradeStation Group shareholders who are parties to the voting trust agreement holding 67% or more of the shares then subject to the agreement shall execute a written instrument so declaring; or (iv) the date when less than 75% of the aggregate number of shares owned as of the Effective Time by either the former Omega Research or former OnlineTrading.com shareholders who are a party to the voting trust agreement remains subject to the voting trust.

     There were no material relationships prior to the mergers between OnlineTrading.com (or any of its affiliates, any director or officer of OnlineTrading.com or any associate of any such director or officer), on the one hand, and TradeStation Group (or any of its affiliates, any director or officer of Omega Research or any associate of any such director or officer), on the other hand, except as described above.

Item 7. Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired

          Financial Statements of Omega Research, Inc.

          (1) Report of Independent Certified Public Accountants as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 *
          (2) Consolidated Balance Sheets as of September 30, 2000 (unaudited) and December 31, 1999 and 1998 *
          (3) Consolidated Statements of Operations for the nine months ended September 30, 2000 and 1999 (unaudited) and for the years ended December 31, 1999, 1998 and 1997 *
          (4) Consolidated Statements of Shareholder's Equity for the nine months ended September 30, 2000 (unaudited) and for the years ended December 31, 1999, 1998 and 1997 *
          (5) Consolidated Statements of Cash Flows for the nine months ended September 30, 2000 and 1999 (unaudited) and for the years ended December 31, 1999, 1998 and 1997 *
          (6)  Notes to Consolidated Financial Statements *

     Financial Statements of onlinetradinginc.com corp.

     (1) Report of Independent Certified Public Accountants as of and for the year ended January 31, 2000 *
     (2) Independent Auditors Report as of and for the year ended January 31, 1999 *
     (3)  Statements of Financial Condition as of January 31, 2000 and 1999 *
     (4)  Statements of Income for the years ended January 31, 2000 and 1999 *
     (5) Statements of Changes in Stockholders' Equity for the years ended January 31, 2000 and 1999 *
     (6)  Statements of Cash Flows for the years ended January 31, 2000 and
          1999 *
     (7)  Notes to Financial Statements *

     Interim Financial Statements of onlinetradinginc.com corp.

     (1) Statements of Financial Condition as of October 31, 2000 (unaudited) and January 31, 2000 **
     (2) Statements of Income (unaudited) for the three and nine months ended October 31, 2000 and 1999 **
     (3) Statements of Cash Flows (unaudited) for the nine months ended October 31, 2000 and 1999 **
     (4)  Notes to Financial Statements **

(b)  Unaudited Pro Forma Combined Financial Data

     (1)  Pro Forma Combined Balance Sheet as of September 30, 2000 **
     (2) Pro Forma Combined Statement of Operations for the nine months ended September 30, 2000 **
     (3) Pro Forma Combined Statement of Operations for the nine months ended September 30, 1999 **
     (4) Pro Forma Combined Statement of Operations for the year ended December 31, 1999 **
     (5) Pro Forma Combined Statement of Operations for the year ended December 31, 1998 **
     (6) Pro Forma Combined Statement of Operations for the year ended December 31, 1997 **

(c)  Exhibits

   Exhibit
    Number        Description
    ------        -----------

      2.1 Agreement and Plan of Merger and Reorganization dated as of January 19, 2000 by and among Omega Research, OnlineTrading.com, TradeStation Group, Omega Acquisition Corporation and Onlinetrading Acquisition Corporation, as amended, together with the following exhibits thereto: (i) Form of Omega Affiliate Agreement; (ii) Form of Online Affiliate Agreement; (iii) Form of Employment Agreement; and
                  (iv) Form of Non-Competition and Non-Disclosure Agreement (attached as Appendix A to the Prospectus, as defined below) *

      2.2 Voting Trust Agreement dated January 19, 2000 by and among certain former shareholders of each of Omega Research and OnlineTrading.com and Marc J. Stone, as voting trustee (attached as Appendix F to the Prospectus) *

      23.1 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to Omega Research's consolidated financial statements **

      23.2 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to OnlineTrading.com's financial statements **

      23.3 Consent of Ahearn Jasco + Company, P.A., Independent Auditors, with respect to OnlineTrading.com's financial statements **

----------------

* Previously filed as part of and incorporated from the Rule 424 (b)(1) Proxy Statement/Prospectus of TradeStation Group filed with the Securities and Exchange Commission on December 12, 2000 (the "Prospectus").

**   Filed herewith.

           Interim Financial Statements of onlinetradinginc.com corp.
                                      Index

                                                                            Page

Statements of Financial Condition as of October 31, 2000 (unaudited)
 and January 31, 2000                                                         7

Statements of Income (unaudited) for the Three and Nine
 Months Ended October 31, 2000 and 1999                                       8

Statements of Cash Flows (unaudited) for the Nine Months Ended
 October 31, 2000 and 1999                                                    9

Notes to Financial Statements                                                10
                           onlinetradinginc.com corp.
                        Statements of Financial Condition

                                                                  October 31, 2000  January 31, 2000
                                                                  ----------------  ----------------
ASSETS                                                               (unaudited)
      Current Assets:
          Cash and cash equivalents                                  $16,950,645     $15,127,790
          Receivable from clearing organization                          910,083         759,183
          Securities owned, at market value                              153,616         155,012
          Other current assets                                           177,277         103,987
                                                                     -----------     -----------
      Total Current Assets                                            18,191,621      16,145,972

      Property and Equipment, net                                        711,127         400,776

      Intangible Assets, net                                           2,190,300       2,592,600

      Other Assets                                                       240,198         221,456
                                                                     -----------     -----------

TOTAL ASSETS                                                         $21,333,246     $19,360,804
                                                                     ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

      Current Liabilities:
          Current portion of capital lease payable                   $   103,748     $    39,944
          Accounts payable and accrued liabilities                     1,828,604       1,291,317
          Income taxes payable                                           454,580         653,141
          Securities sold but not yet purchased, at market value           1,731          25,938
                                                                     -----------     -----------
      Total Current Liabilities                                        2,388,663       2,010,340
                                                                     -----------     -----------

      Deferred Income Taxes                                               34,300          34,300
                                                                     -----------     -----------

      Capital Lease Payable, net of current portion                      124,365          72,131
                                                                     -----------     -----------

      Commitments and Contingencies (Note 8)

      Stockholders' Equity:
          Common stock; $0.01 par value; 100,000,000 shares
          authorized; 11,476,388 shares issued
          and outstanding                                                114,763         114,763
          Additional paid-in capital                                  15,943,179      15,943,179
          Retained earnings                                            2,727,976       1,186,091
                                                                     -----------     -----------
      Total Stockholders' Equity                                      18,785,918      17,244,033
                                                                     -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $21,333,246     $19,360,804
                                                                     ===========     ===========

                 See accompanying notes to financial statements.

                           onlinetradinginc.com corp.
                              Statements of Income
                                   (Unaudited)

                                                       Three Months Ended                 Nine Months Ended
                                                          October 31,                        October 31,
                                                -----------------------------     ------------------------------
                                                    2000             1999             2000              1999
                                                ------------     ------------     ------------      ------------
Revenues:
       Commissions                              $  4,337,402     $  2,092,667     $ 12,040,084      $  6,050,161
       Investment gains, net                         122,126          331,479          321,067           869,727
       Interest - revenue sharing                    322,154          108,909          633,372           246,119
       Interest and dividends                        265,380          234,814          758,184           336,890
       Other revenues                                 30,918               --           54,628                --
                                                ------------     ------------     ------------      ------------
                                                   5,077,980        2,767,869       13,807,335         7,502,897
                                                ------------     ------------     ------------      ------------

Expenses:
       Employee compensation and benefits          1,942,460        1,276,917        5,301,055         3,683,646
       Floor brokerage                                 1,279           14,755           12,649            41,806
       Clearing and other transaction costs        1,201,982          539,944        3,268,815         1,823,223
       Communications                                 83,955           43,134          236,374           107,599
       Occupancy and equipment                       126,659           85,223          376,436           216,350
       Promotional costs                              20,038           44,564           37,155            56,517
       Product development                           172,061               --          514,027                --
       Interest expense                               14,981            5,356           35,230            19,605
       Regulatory fees and expenses                   24,635            6,258           69,408            32,129
       Amortization expense                          135,183            1,083          405,549             4,949
       Other operating expenses                      365,658           95,633        1,038,215           212,709
                                                ------------     ------------     ------------      ------------
                                                   4,088,891        2,112,867       11,294,913         6,198,533
                                                ------------     ------------     ------------      ------------

Income from operations                               989,089          655,002        2,512,422         1,304,364

Non-operating items:
       Loss on disposal of assets                         --               --             (685)               --
       Settlement payment received                        --               --               --           175,000
                                                ------------     ------------     ------------      ------------

Income before income taxes                           989,089          655,002        2,511,737         1,479,364

Income tax provision                                 381,987          240,120          969,852           556,387
                                                ------------     ------------     ------------      ------------

Net income                                      $    607,102     $    414,882     $  1,541,885      $    922,977
                                                ============     ============     ============      ============

Earnings per share:
       Basic                                    $       0.05     $       0.04     $       0.14      $       0.10
                                                ============     ============     ============      ============
       Diluted                                  $       0.05     $       0.04     $       0.13      $       0.09
                                                ============     ============     ============      ============

Weighted average common shares outstanding:

       Basic                                      11,328,240       11,031,944       11,296,880         9,432,595
                                                ============     ============     ============      ============
       Diluted                                    11,476,915       11,482,334       11,498,111         9,886,304
                                                ============     ============     ============      ============

                 See accompanying notes to financial statements.

                           onlinetradinginc.com corp.
                            Statements of Cash Flows
                                   (Unaudited)

                                                                                            Nine Months Ended
                                                                                              October 31,
                                                                                    ------------------------------
                                                                                        2000              1999
                                                                                    ------------      ------------
    CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                                                  $  1,541,885      $    922,977
        Adjustments to reconcile net income to net cash
        provided by operating activities:
           Depreciation and Amortization                                                 488,040            36,245
           Loss on sale of property and equipment                                            685                --
           Deferred income taxes                                                              --             2,500
           Other non-cash charges                                                         89,974                --
           Changes in operating assets and liabilities:
               Receivable from clearing organization                                    (150,900)          211,174
               Other receivables                                                              --          (118,509)
               Securities owned, at market value                                           1,396          (395,859)
               Other current assets                                                      (73,290)         (120,350)
               Other assets                                                              (21,992)           11,289
               Accounts payable and accrued liabilities                                  537,287           (78,491)
               Income taxes payable                                                     (198,561)          490,527
               Other current liabilities                                                      --            79,010
               Securities sold, but not yet purchased, at market value                   (24,207)          322,913
                                                                                    ------------      ------------
                    NET CASH PROVIDED BY OPERATING ACTIVITIES                          2,190,317         1,363,426
                                                                                    ------------      ------------

    CASH FLOWS FROM INVESTING ACTIVITIES:
        Proceeds from sale of property and equipment                                       5,300                --
        Purchase of property and equipment                                              (308,345)         (139,394)
                                                                                    ------------      ------------
                    NET CASH USED IN INVESTING ACTIVITIES                               (303,045)         (139,394)
                                                                                    ------------      ------------

    CASH FLOWS FROM FINANCING ACTIVITIES:
        Repayment of capital lease obligation                                            (64,417)               --
        Proceeds from issuance of common stock and warrants                                   --        15,810,991
        Repayment of subordinated loan                                                        --          (125,000)
        Redemption of preferred stock                                                         --          (330,000)
                                                                                    ------------      ------------
                    NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES                  (64,417)       15,355,991
                                                                                    ------------      ------------

    Net increase in cash and cash equivalents                                          1,822,855        16,580,023
    Cash and cash equivalents, beginning of period                                    15,127,790         1,005,944
                                                                                    ------------      ------------
    Cash and cash equivalents, end of period                                        $ 16,950,645      $ 17,585,967
                                                                                    ============      ============

    Supplemental Disclosure of Non-cash Financing and Investing Activities:
        Equipment acquired under capital lease                                      $    180,455      $         --
                                                                                    ============      ============

        For the nine months ended October 31, 1999, OnlineTrading.com acquired the domain name "onlinetrading.com"
        for cash and stock options. Accordingly, other assets and additional paid-in capital were increased by
        $55,000, the value of the stock options.

    Supplemental Disclosure of Cash Flow Information:
           Cash paid for income taxes                                               $    978,633      $     64,140
                                                                                    ============      ============
           Cash paid for interest                                                   $     35,230      $     23,012
                                                                                    ============      ============

                 See accompanying notes to financial statements.

                           onlinetradinginc.com corp.
                          Notes to Financial Statements
              Three and Nine Months Ended October 31, 2000 and 1999
                                   (Unaudited)

NOTE 1 - BASIS OF FINANCIAL STATEMENTS

     The accompanying unaudited financial statements have been prepared in accordance with Item 310(b) of Regulation S-B, "Interim Financial Statements" and, accordingly, do not include all information and footnotes required under accounting principles generally accepted in the United States for complete financial statements. For additional information, refer to the financial statements and footnotes for the year ended January 31, 2000 included in the onlinetradinginc.com corp. (the "OnlineTrading.com") Form 10-KSB/A Annual Report. Financial information as of January 31 has been derived from the audited financial statements of OnlineTrading.com for the year ended January 31, 2000. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position as of October 31, 2000, the results of operations for the nine months ended October 31, 2000 and 1999 and cash flows for the nine months ended October 31, 2000 and 1999 have been included in the accompanying financial statements. Certain prior period amounts in the accompanying financial statements have been reclassified to conform with current period presentation. The results of operations and cash flows for the interim periods, is not necessarily indicative of the results of operations or cash flows that may be expected for the remainder of the year.

NOTE 2 - NET CAPITAL REQUIREMENTS

     OnlineTrading.com is subject to the Securities and Exchange Commission uniform net capital rule (Rule 15c3-1), which requires the maintenance of minimal net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. As of October 31, 2000, OnlineTrading.com had net capital of $14,745,197, which was $14,495,197 in excess of its required net capital of $250,000. The ratio of aggregate indebtedness to net capital was .17 to 1.

NOTE 3 - SECURITIES OWNED

     Securities owned consists of marketable trading and investment securities at quoted market values. These securities consist of the following as of October 31, 2000 and January 31, 2000:

                                        October 31,           January 31,
                                            2000                 2000
                                     ------------------    ----------------
Corporate Stocks/Options             $        3,475        $     5,200
Obligations of U.S. Government              150,141            149,812
                                     ------------------    ----------------
                                     $      153,616        $   155,012
                                     ==================    ================


NOTE 4 - INCOME TAXES

     Income taxes for the interim periods were computed using the effective tax rate estimated to be applicable for the full fiscal year, which is subject to an ongoing quarterly review by management.

NOTE 5 - EARNINGS PER SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                           Three Months Ended            Nine Months Ended
                                                               October 31,                  October 31,
                                                      --------------------------    --------------------------
                                                         2000            1999           2000          1999
                                                      -----------    -----------    -----------    -----------
Numerator:
        Net earnings available to common
     shareholders                                     $   607,102    $   414,882    $ 1,541,885    $   922,977
                                                      ===========    ===========    ===========    ===========
Denominator:
   Denominator for earnings per share
      weighted average shares outstanding              11,328,240     11,031,944     11,296,880      9,432,595
     Effect of dilutive securities - stock options            527          5,946         21,723          9,265

Effect of shares subject to repurchase by
     OnlineTrading.com                                    148,148        444,444        179,508        444,444
                                                      -----------    -----------    -----------    -----------
Denominator for earnings per share -
   assuming dilution - adjusted weighted
   average shares outstanding                          11,476,915     11,482,334     11,498,111      9,886,304
                                                      ===========    ===========    ===========    ===========
     Basic earnings per share                         $      0.05    $      0.04    $      0.14    $      0.10
                                                      ===========    ===========    ===========    ===========
     Diluted earnings per share                       $      0.05    $      0.04    $      0.13    $      0.09
                                                      ===========    ===========    ===========    ===========

NOTE 6 - CAPITAL LEASE

     On December 1, 1999, OnlineTrading.com entered into a capital lease for office furniture, computer equipment and phone system. As of January 31, 2000, the leasing company had funded $112,070 representing a portion of the total furniture and computer equipment to be received. The balance of the equipment totaling $180,455 was funded during the quarter ended April 30, 2000, making the total amount of the capital lease $292,525. The lease is to be paid over 36 months which commenced in April 2000 with an initial payment of $25,937 to be followed by 33 monthly payments of $8,646 and a final payment of $20,477. All payments are also subject to applicable sales tax.

NOTE 7 - INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                           October 31,           January 31,
                                              2000                  2000
                                       -----------------     -----------------
Covenants not to compete               $         500,000     $         500,000
Customer lists                                 2,182,000             2,182,000
                                       -----------------     -----------------
                                               2,682,000             2,682,000
Accumulated amortization                        (491,700)              (89,400)
                                       -----------------     -----------------
                                       $       2,190,300     $       2,592,600
                                       =================     =================

     The above intangibles are amortized over an estimated useful life of 5 years.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases

     On March 2, 1999, OnlineTrading.com entered into a three-year operating lease to rent office furniture, office equipment and computer hardware. The monthly rental payment under the agreement is $6,862 plus applicable taxes.

     On June 29, 1999, an amendment to OnlineTrading.com's current lease agreement for its office space located in Boca Raton, Florida became effective. The amendment added 5,009 square feet of office space to its Boca Raton location. The space was completed on March 1, 2000 and results in additional monthly rent of $11,028 plus applicable taxes.

Litigation

     On January 11, 2000, Robert A. Whigham, Jr. and Patricia F. Whigham filed a civil action against onlinetradinginc.com corp., Barry Goodman, Jan Bevivino, William L. Mark and Bear Stearns Securities Corp. OnlineTrading.com's attorneys moved the case to the United States District Court for the District of Massachusetts, Eastern Division and on May 5, 2000 the United States District Court granted OnlineTrading.com's motion to compel arbitration and subsequently entered a procedural order dismissing the Whigham's civil action without prejudice. On September 9, 2000, OnlineTrading.com received notification from NASD Dispute Resolution, Inc. that the Whighams had filed a statement of claim and initiated arbitration against all parties named in the former civil action.

     The Whighams have alleged that, during the period from January 1999 through August 1999, their accounts were serviced by an unregistered person, Barry Goodman, in violation of Massachusetts General Laws c.110A and that OnlineTrading.com aided and abetted Mr. Goodman in violation of c.110A. The Whighams have also made allegations of excessive trading, excessive commissions, negligent supervision and fraud in violation of 18 U.S.C. ss.1962. The Whighams seek total alleged damages of $561,000 plus interest, costs, fees and treble damages. OnlineTrading.com intends to present a vigorous defense and to seek reimbursement for certain costs associated with OnlineTrading.com's defense. OnlineTrading.com believes the allegations to be without merit; however, there can be no assurance that OnlineTrading.com's defense of this claim will be successful.

NOTE 9 - SUBSEQUENT EVENT

     On December 29, 2000 (the "Effective Time"), OnlineTrading.com and Omega Research, Inc., a Florida corporation ("Omega Research"), completed, the mergers pursuant to that certain Agreement and Plan of Merger and Reorganization (as amended the "Merger Agreement") dated January 19, 2000 pursuant to which OnlineTrading.com and Omega Research were merged and combined in a stock-for-stock transaction as described hereinafter. The parties to the Merger Agreement were Omega Research, OnlineTrading.com, TradeStation Group, Inc. ("TradeStation Group"), a Florida corporation formed by Omega Research that became the holding company for Omega Research and OnlineTrading.com upon completion of the mergers, Omega Acquisition Corporation, a recently-formed Florida corporation that is owned by TradeStation Group ("Omega Merger Sub"), and Onlinetrading Acquisition Corporation, a recently-formed Florida corporation that is owned by TradeStation Group ("Online Merger Sub"). Omega Merger Sub was merged into Omega Research which was renamed TradeStation Technologies, Inc. ("Technologies"), Online Merger Sub was merged into OnlineTrading.com which was renamed TradeStation Securities, Inc. ("Securities"), and Technologies and Securities became wholly-owned subsidiaries of TradeStation Group.

     As a result of the conversion at the Effective Time of all of the outstanding shares of common stock of each of Omega Research and OnlineTrading.com into shares of common stock of TradeStation Group and the listing on The Nasdaq National Market of the common stock of TradeStation Group under the symbol "TRAD" as of the opening of trading on January 2, 2001, TradeStation Group is the sole publicly-traded company in the group. Omega Research shareholders received one share of TradeStation Group common stock for each share of Omega Research common stock (a 1 to 1 ratio) and OnlineTrading.com shareholders received 1.7172 shares of TradeStation Group common stock for each share of OnlineTrading.com (a 1.7172 to 1 ratio). Cash will be paid in lieu of fractional shares of TradeStation Group. As of the Effective Time, TradeStation Group was owned approximately 57% (on a fully diluted basis) by former Omega Research's shareholders and approximately 43% (on a fully diluted basis) by OnlineTrading.com's former shareholders. Immediately after the Effective Time and after giving effect to the mergers, there were outstanding an aggregate amount of approximately 44,333,120 shares of common stock of TradeStation Group.

     The mergers are intended to qualify as a tax-free reorganization for United States federal income tax purposes and TradeStation Group intends to account for the mergers as a pooling-of-interests.

                            TRADESTATION GROUP, INC.
                   UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                                      INDEX

                                                                                              Page
                                                                                              ----
Introduction to Unaudited Pro Forma Combined Financial Data.................................   14

Pro Forma Combined Balance Sheet as of September 30, 2000...................................   15

Pro Forma Combined Statement of Operations for the nine months ended September 30, 2000.....   16

Pro Forma Combined Statement of Operations for the nine months ended September 30, 1999.....   17

Pro Forma Combined Statement of Operations for the year ended December 31, 1999.............   18

Pro Forma Combined Statement of Operations for the year ended December 31, 1998.............   19

Pro Forma Combined Statement of Operations for the year ended December 31, 1997 ............   20

                            TRADESTATION GROUP, INC.
           INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     The unaudited pro forma combined financial statements give effect to the merger of Omega Research and OnlineTrading.com, on a pooling-of-interests basis. At the Effective Time, Omega Research and OnlineTrading.com became wholly-owned subsidiaries of TradeStation Group. TradeStation Group's unaudited pro forma combined balance sheet assumes that the mergers took place on September 30, 2000 and combines the Omega Research consolidated balance sheet at September 30, 2000 with OnlineTrading.com's consolidated balance sheet as of October 31, 2000. TradeStation Group's unaudited pro forma combined statements of operations assume that the mergers took place as of the beginning of the periods presented and combine Omega Research's consolidated statements of operations for the nine months ended September 30, 2000 and 1999 and the years ended December 31, 1999, 1998 and 1997 with OnlineTrading.com's statements of operations for the nine months ended October 31, 2000 and 1999 and the years ended January 31, 2000, 1999 and 1998, respectively. TradeStation Group's unaudited pro forma combined financial statements are based on Omega Research and OnlineTrading.com's historical financial statements and related notes thereto, which have not been restated for the effect of the mergers. See Item 7.(a) of this report.

     Nonrecurring merger expenses incurred in connection with the mergers are estimated to be approximately $4.5 million, comprised of approximately $2.1 million in banking fees, $1.4 million in legal, accounting and tax service fees, $0.6 million in severance expenses and $0.4 million in printing and miscellaneous expenses. Such expenses are not reflected in the unaudited pro forma combined statements of operations, but are reflected as a reduction of equity and cash in the unaudited pro forma combined balance sheet.

     The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during these periods.

                            TRADESTATION GROUP, INC.
                        PRO FORMA COMBINED BALANCE SHEET

                                                                                                             TRADESTATION
                                                            OMEGA                                                GROUP
                                                          RESEARCH      ONLINETRADING.COM    PRO FORMA          COMBINED
                                                           9/30/00          10/31/00        ADJUSTMENTS         PRO FORMA
                                                        ------------      ------------     ------------       ------------
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                          $  1,523,334      $ 16,950,645     $ (3,560,000) (A)  $ 14,913,979
     Marketable securities                                        --           153,616               --            153,616
     Accounts receivable, net                                694,000                --               --            694,000
     Receivable from clearing organization                        --           910,083               --            910,083
     Income tax receivable                                 8,242,105                --               --          8,242,105
     Other current assets                                    646,615           177,277         (241,000) (B)       582,892
     Deferred income taxes                                 4,983,000                --               --          4,983,000
                                                        ------------      ------------     ------------       ------------
         Total current assets                             16,089,054        18,191,621       (3,801,000)        30,479,675
                                                        ------------      ------------     ------------       ------------

PROPERTY, PLANT & EQUIPMENT, net                           2,146,603           711,127               --          2,857,730
GOODWILL, net                                              1,258,769                --               --          1,258,769
OTHER INTANGIBLE ASSETS, net                              10,445,138         2,190,300               --         12,635,438
OTHER ASSETS                                               1,585,454           240,198         (940,000) (A)       885,652
DEFERRED INCOME TAXES                                        585,000                --               --            585,000
                                                        ------------      ------------     ------------       ------------
         Total assets                                   $ 32,110,018      $ 21,333,246     $ (4,741,000)      $ 48,702,264
                                                        ============      ============     ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

     Accounts payable                                   $  3,685,472      $    423,272     $         --       $  4,108,744
     Accrued expenses and other current liabilities        1,978,788         1,407,063         (241,000) (B)     3,144,851
     Income taxes payable                                         --           454,580               --            454,580
     Current portion of capital lease                             --           103,748               --            103,748
     Deferred revenue                                      1,005,915                --               --          1,005,915
                                                        ------------      ------------     ------------       ------------
         Total current liabilities                         6,670,175         2,388,663         (241,000)         8,817,838
                                                        ------------      ------------     ------------       ------------

DEFERRED INCOME TAXES                                             --            34,300               --             34,300
                                                        ------------      ------------     ------------       ------------

CAPITAL LEASE PAYABLE, net of current
         portion                                                  --           124,365               --            124,365
                                                        ------------      ------------     ------------       ------------
         Total liabilities                                 6,670,175         2,547,328         (241,000)         8,976,503
                                                        ------------      ------------     ------------       ------------

SHAREHOLDERS' EQUITY:
     Preferred stock                                              --                --               --                 --
     Common stock                                            246,031           114,763           82,310  (C)       443,104
     Additional paid-in capital                           35,078,519        15,943,179          (82,310) (C)    50,939,388
     Accumulated (deficit) earnings                       (9,884,707)        2,727,976       (4,500,000) (A)   (11,656,731)
                                                        ------------      ------------     ------------       ------------
         Total shareholders' equity                       25,439,843        18,785,918       (4,500,000)        39,725,761
                                                        ------------      ------------     ------------       ------------

         Total liabilities and shareholders' equity     $ 32,110,018      $ 21,333,246     $ (4,741,000)      $ 48,702,264
                                                        ============      ============     ============       ============

     Book value per share                               $       1.03                                          $       0.90
                                                        ============                                          ============

     Outstanding common stock                             24,603,081                         19,707,253  (C)    44,310,334
                                                        ============                       ============       ============

--------------------------------------------------------------------------------

     (A)  To reflect payment or recognition of non-recurring merger expenses.
     (B)  To reflect the elimination of intercompany payables / receivables.
     (C) To reflect the common stock to be issued by TradeStation Group in connection with the merger.

                            TRADESTATION GROUP, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                     OMEGA
                                                   RESEARCH       ONLINETRADING.COM                    TRADESTATION
                                                  NINE MONTHS        NINE MONTHS                           GROUP
                                                    ENDED              ENDED           PRO FORMA          COMBINED
                                                   9/30/00           10/31/00         ADJUSTMENTS        PRO FORMA
                                                 ------------      ------------      ------------       ------------
NET REVENUES:
     Licensing fees                              $ 14,948,460      $         --      $         --       $ 14,948,460
     Commissions and fees                                  --        12,040,084                --         12,040,084
     Subscription services                          5,472,961                --                --          5,472,961
     Net investment gains                                  --           321,067          (321,067) (A)            --
     Other revenues                                 6,654,971         1,446,184          (758,184) (A)     7,342,971
                                                 ------------      ------------      ------------       ------------
         Total net revenues                        27,076,392        13,807,335        (1,079,251)        39,804,476
                                                 ------------      ------------      ------------       ------------

 OPERATING EXPENSES:
     Cost of licensing fees                           494,045                --                --            494,045
     Clearing and other transaction costs                  --         3,281,464                --          3,281,464
     Cost of subscription services                  2,767,012                --                --          2,767,012
     Product development                            5,640,827           514,027                --          6,154,854
     Sales and marketing                           17,805,915         2,881,785                --         20,687,700
     General and administrative                     5,959,838         4,212,088           (35,230) (B)    10,136,696
     Amortization of goodwill                         306,189                --                --            306,189
     Amortization of other intangible assets        3,706,251           405,549                --          4,111,800
                                                 ------------      ------------      ------------       ------------
         Total operating expenses                  36,680,077        11,294,913           (35,230)        47,939,760
                                                 ------------      ------------      ------------       ------------

         (Loss) income from operations             (9,603,685)        2,512,422        (1,044,021)        (8,135,284)
                                                 ------------      ------------      ------------       ------------

 OTHER INCOME (EXPENSE), net:
     Interest expense                                      --                --           (35,230) (B)       (35,230)
     Other income (expense), net                       85,970              (685)        1,079,251  (A)     1,164,536
                                                 ------------      ------------      ------------       ------------
         Total other income (expense), net             85,970              (685)        1,044,021          1,129,306
                                                 ------------      ------------      ------------       ------------

         (Loss) income before income taxes         (9,517,715)        2,511,737                --         (7,005,978)

INCOME TAX PROVISION                                       --           969,852                --            969,852
                                                 ------------      ------------      ------------       ------------

         Net (loss) income                       $ (9,517,715)     $  1,541,885      $         --       $ (7,975,830)
                                                 ============      ============      ============       ============
     Loss per share:
         Basic                                   $      (0.39)                                          $      (0.18)
                                                 ============                                           ============
         Diluted                                 $      (0.39)                                          $      (0.18)
                                                 ============                                           ============
     Weighted average common stock:
         Basic                                     24,568,404                          19,399,002  (C)    43,967,406
                                                 ============                        ============       ============
         Diluted                                   24,568,404                          19,399,002  (C)    43,967,406
                                                 ============                        ============       ============

--------------------------------------------------------------------------------

     (A)  To reclass interest, dividends and investment gains.

     (B)  To reclass interest expense.

     (C) To reflect the conversion of Omega Research and OnlineTrading.com's weighted average shares outstanding to shares of TradeStation Group common stock in connection with the merger.

                            TRADESTATION GROUP, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                   OMEGA
                                                 RESEARCH       ONLINETRADING.COM                    TRADESTATION
                                                NINE MONTHS        NINE MONTHS                           GROUP
                                                   ENDED              ENDED          PRO FORMA         COMBINED
                                                  9/30/99           10/31/99        ADJUSTMENTS        PRO FORMA
                                               ------------      ------------      ------------       ------------
NET REVENUES:
     Licensing fees                            $ 12,288,532      $         --      $         --       $ 12,288,532
     Commissions and fees                                --         6,050,161                --          6,050,161
     Net investment gains                                --           869,727          (869,727) (A)            --
     Other revenues                               5,633,784           583,009          (336,890) (A)     5,879,903
                                               ------------      ------------      ------------       ------------
         Total net revenues                      17,922,316         7,502,897        (1,206,617)        24,218,596
                                               ------------      ------------      ------------       ------------

 OPERATING EXPENSES:
     Cost of licensing fees                       1,397,818                --                --          1,397,818
     Clearing and other transaction costs                --         1,865,029                --          1,865,029
     Product development                          3,301,462                --                --          3,301,462
     Sales and marketing                         12,826,516         2,195,868                --         15,022,384
     General and administrative                   2,878,801         2,137,636           (19,605) (B)     4,996,832
                                               ------------      ------------      ------------       ------------
         Total operating expenses                20,404,597         6,198,533           (19,605)        26,583,525
                                               ------------      ------------      ------------       ------------

         (Loss) income from operations           (2,482,281)        1,304,364        (1,187,012)        (2,364,929)
                                               ------------      ------------      ------------       ------------

 OTHER INCOME (EXPENSE), net:
     Interest expense                                    --                --           (19,605) (B)       (19,605)
     Other income, net                              321,411           175,000         1,206,617  (A)     1,703,028
                                               ------------      ------------      ------------       ------------
         Total other income, net                    321,411           175,000         1,187,012          1,683,423
                                               ------------      ------------      ------------       ------------

         (Loss) income before income taxes       (2,160,870)        1,479,364                --           (681,506)

INCOME TAX (BENEFIT) PROVISION                     (896,000)          556,387                --           (339,613)
                                               ------------      ------------      ------------       ------------
         Net (loss) income                     $ (1,264,870)     $    922,977      $         --       $   (341,893)
                                               ============      ============      ============       ============

     Loss per share:
         Basic                                 $      (0.06)                                          $      (0.01)
                                               ============                                           ============
         Diluted                               $      (0.06)                                          $      (0.01)
                                               ============                                           ============
     Weighted average common stock:
         Basic                                   22,374,055                          16,197,652  (C)    38,571,707
                                               ============                        ============       ============
         Diluted                                 22,374,055                          16,197,652  (C)    38,571,707
                                               ============                        ============       ============

--------------------------------------------------------------------------------

     (A)  To reclass interest, dividends and investment gains.

     (B)  To reclass interest expense.

     (C) To reflect the conversion of Omega Research and OnlineTrading.com's weighted average shares outstanding to shares of TradeStation Group common stock in connection with the merger.

                            TRADESTATION GROUP, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                     OMEGA                                             TRADESTATION
                                                   RESEARCH      ONLINETRADING.COM                         GROUP
                                                  YEAR ENDED        YEAR ENDED         PRO FORMA         COMBINED
                                                   12/31/99           1/31/00         ADJUSTMENTS        PRO FORMA
                                                 ------------      ------------      ------------      ------------
NET REVENUES:
     Licensing fees                              $ 16,217,922      $         --      $         --      $ 16,217,922
     Commissions and fees                                  --         9,471,435                --         9,471,435
     Net investment gains                                  --         1,129,493        (1,129,493) (A)           --
     Other revenues                                 7,518,613           914,912          (603,978) (A)    7,829,547
                                                 ------------      ------------      ------------      ------------
         Total net revenues                        23,736,535        11,515,840        (1,733,471)       33,518,904
                                                 ------------      ------------      ------------      ------------

 OPERATING EXPENSES:
     Cost of licensing fees                         1,931,731                --                --         1,931,731
     Clearing and other transaction costs                  --         3,012,284                --         3,012,284
     Product development                            4,698,319           279,387                --         4,977,706
     Sales and marketing                           18,161,741         3,048,623                --        21,210,364
     General and administrative                     4,534,084         3,472,384           (51,863) (B)    7,954,605
     Amortization of goodwill                          68,042                --                --            68,042
     Amortization of other intangible assets          823,611            95,432                --           919,043
                                                 ------------      ------------      ------------      ------------
         Total operating expenses                  30,217,528         9,908,110           (51,863)       40,073,775
                                                 ------------      ------------      ------------      ------------

         (Loss) income from operations             (6,480,993)        1,607,730        (1,681,608)       (6,554,871)
                                                 ------------      ------------      ------------      ------------

 OTHER INCOME (EXPENSE), net:
     Interest expense                                      --                --           (51,863) (B)      (51,863)
     Other income, net                                422,475           175,000         1,733,471  (A)    2,330,946
                                                 ------------      ------------      ------------      ------------
         Total other income, net                      422,475           175,000         1,681,608         2,279,083
                                                 ------------      ------------      ------------      ------------

         (Loss) income before income taxes         (6,058,518)        1,782,730                --        (4,275,788)

 INCOME TAX (BENEFIT) PROVISION                    (2,336,000)          702,224                --        (1,633,776)
                                                 ------------      ------------      ------------      ------------

         Net (loss) income                       $ (3,722,518)     $  1,080,506      $         --      $ (2,642,012)
                                                 ============      ============      ============      ============
     Loss per share:
         Basic                                   $      (0.16)                                         $      (0.07)
                                                 ============                                          ============
         Diluted                                 $      (0.16)                                         $      (0.07)
                                                 ============                                          ============
     Weighted average common stock:
         Basic                                     22,758,654                          17,306,706 (C)    40,065,360
                                                 ============                        ============      ============
         Diluted                                   22,758,654                          17,306,706 (C)    40,065,360
                                                 ============                        ============      ============

--------------------------------------------------------------------------------

     (A)  To reclass interest, dividends and investment gains.

     (B)  To reclass interest expense.

     (C) To reflect the conversion of Omega Research and OnlineTrading.com's weighted average shares outstanding to shares of TradeStation Group common stock in connection with the merger.

                            TRADESTATION GROUP, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                  OMEGA                                          TRADESTATION
                                                RESEARCH     ONLINETRADING.COM                       GROUP
                                               YEAR ENDED       YEAR ENDED        PRO FORMA         COMBINED
                                                12/31/98          1/31/99        ADJUSTMENTS       PRO FORMA
                                              ------------     ------------     ------------      ------------
NET REVENUES:
     Licensing fees                           $ 22,005,324     $         --     $         --      $ 22,005,324
     Commissions and fees                               --        5,525,427               --         5,525,427
     Net investment gains                               --          328,495         (328,495) (A)           --
     Other revenues                              6,211,181          138,142          (36,021) (A)    6,313,302
                                              ------------     ------------     ------------      ------------
         Total net revenues                     28,216,505        5,992,064         (364,516)       33,844,053
                                              ------------     ------------     ------------      ------------

 OPERATING EXPENSES:
     Cost of licensing fees                      1,798,078               --               --         1,798,078
     Clearing and other transaction costs               --        2,002,055               --         2,002,055
     Product development                         3,318,310               --               --         3,318,310
     Sales and marketing                        14,381,923        1,174,998               --        15,556,921
     General and administrative                  6,134,608        2,654,988          (36,566) (B)    8,753,030
                                              ------------     ------------     ------------      ------------
         Total operating expenses               25,632,919        5,832,041          (36,566)       31,428,394
                                              ------------     ------------     ------------      ------------

         Income from operations                  2,583,586          160,023         (327,950)        2,415,659
                                              ------------     ------------     ------------      ------------

 OTHER INCOME (EXPENSE), net:
     Interest expense                                   --               --          (36,566) (B)      (36,566)
     Other income, net                             423,961               --          364,516  (A)      788,477
                                              ------------     ------------     ------------      ------------
         Total other income, net                   423,961               --          327,950           751,911
                                              ------------     ------------     ------------      ------------

         Income before income taxes              3,007,547          160,023               --         3,167,570

INCOME TAX PROVISION                             1,052,000           52,080               --         1,104,080
                                              ------------     ------------     ------------      ------------

         Net income                           $  1,955,547     $    107,943     $         --      $  2,063,490
                                              ============     ============     ============      ============
     Earnings per share:
         Basic                                $       0.09                                        $       0.06
                                              ============                                        ============
         Diluted                              $       0.09                                        $       0.05
                                              ============                                        ============
     Weighted average common stock:
         Basic                                  22,255,627                        14,500,799  (C)   36,756,426
                                              ============                      ============      ============
         Diluted                                22,757,913                        15,209,635  (C)   37,967,548
                                              ============                      ============      ============

--------------------------------------------------------------------------------

     (A)  To reclass interest, dividends and investment gains.

     (B)  To reclass interest expense.

     (C) To reflect the conversion of Omega Research and OnlineTrading.com's weighted average shares outstanding to shares of TradeStation Group common stock in connection with the merger.

                            TRADESTATION GROUP, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                    OMEGA                                              TRADESTATION
                                                  RESEARCH       ONLINETRADING.COM                         GROUP
                                                 YEAR ENDED         YEAR ENDED        PRO FORMA          COMBINED
                                                  12/31/97           1/31/98         ADJUSTMENTS         PRO FORMA
                                                ------------      ------------      ------------       ------------
NET REVENUES:
     Licensing fees                             $ 24,364,990      $         --      $         --       $ 24,364,990
     Commissions and fees                                 --         3,673,728                --          3,673,728
     Net investment losses                                --          (187,973)          187,973  (A)            --
     Other revenues                                4,861,284            62,630                --          4,923,914
                                                ------------      ------------      ------------       ------------
         Total net revenues                       29,226,274         3,548,385           187,973         32,962,632
                                                ------------      ------------      ------------       ------------

 OPERATING EXPENSES:
     Cost of licensing fees                        1,848,993                --                --          1,848,993
     Clearing and other transaction costs                 --         1,751,472                --          1,751,472
     Product development                           1,890,392                --                --          1,890,392
     Sales and marketing                          11,272,290           229,562                --         11,501,852
     General and administrative                    5,420,760         1,589,329           (71,805) (B)     6,938,284
                                                ------------      ------------      ------------       ------------
         Total operating expenses                 20,432,435         3,570,363           (71,805)        23,930,993
                                                ------------      ------------      ------------       ------------

         Income (loss) from operations             8,793,839           (21,978)          259,778          9,031,639
                                                ------------      ------------      ------------       ------------

 OTHER INCOME (EXPENSE), net:
     Interest expense                                     --                --           (71,805) (B)       (71,805)
     Other income (expense), net                     146,474                --          (187,973) (A)       (41,499)
                                                ------------      ------------      ------------       ------------
         Total other income (expense), net           146,474                --          (259,778)          (113,304)
                                                ------------      ------------      ------------       ------------

         Income (loss) before income taxes         8,940,313           (21,978)               --          8,918,335

INCOME TAX BENEFIT                                  (934,000)           (2,550)               --           (936,550)
                                                ------------      ------------      ------------       ------------
         Income (loss) before pro forma tax
         adjustment                                9,874,313           (19,428)               --          9,854,885

 PRO FORMA INCOME TAX ADJUSTMENTS:
         Pro forma income taxes for periods
         prior to Sept 30, 1997                    3,255,731                --                --          3,255,731
         Non-recurring tax credit                  1,167,000                --                --          1,167,000
                                                ------------      ------------      ------------       ------------
         Pro forma net income (loss)            $  5,451,582      $    (19,428)     $         --       $  5,432,154
                                                ============      ============      ============       ============
     Pro forma earnings per share:
         Basic                                  $       0.27                                           $       0.16
                                                ============                                           ============
         Diluted                                $       0.26                                           $       0.15
                                                ============                                           ============
     Weighted average common stock:
         Basic                                    20,171,527                          14,500,799  (C)    34,672,326
                                                ============                        ============       ============
         Diluted                                  20,884,675                          14,500,799  (C)    35,385,474
                                                ============                        ============       ============

--------------------------------------------------------------------------------

     (A)  To reclass interest, dividends and investment gains.

     (B)  To reclass interest expense.

     (C) To reflect the conversion of Omega Research and OnlineTrading.com's weighted average shares outstanding to shares of TradeStation Group common stock in connection with the merger.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  TRADESTATION GROUP, INC.
                                  Registrant

January 5, 2001                   /s/ Gregg F. Stewart
---------------                   ----------------------------------------------
Date                              Gregg F. Stewart
                                  Chief Financial Officer, Vice President of
                                    Finance and Treasurer
                                  (Signing both in his capacity as an authorized
                                     officer and as Principal Financial and
                                     Accounting Officer of the Registrant)

                            TRADESTATION GROUP, INC.

                                  EXHIBIT INDEX

  Exhibit
     No.          Document Description
  -------         --------------------

    2.1 Agreement and Plan of Merger and Reorganization dated as of January 19, 2000 by and among Omega Research, OnlineTrading.com, TradeStation Group, Omega Acquisition Corporation and Onlinetrading Acquisition Corporation, as amended, together with the following exhibits thereto: (i) Form of Omega Affiliate Agreement; (ii) Form of Online Affiliate Agreement; (iii) Form of Employment Agreement; and
                  (iv) Form of Non-Competition and Non-Disclosure Agreement, (attached as Appendix A to the Rule 424 (b)(1) Proxy Statement/Prospectus of TradeStation Group filed with the Securities and Exchange Commission on December 12, 2000 (the "Prospectus"))

    2.2 Voting Trust Agreement dated January 19, 2000 by and among certain former shareholders of each of Omega Research and OnlineTrading.com, and Marc J. Stone, as voting trustee (attached as Appendix F to the Prospectus)

    23.1 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to Omega Research's consolidated financial statements (filed herewith)

    23.2 Consent of Arthur Andersen LLP, Independent Certified Public Accountants, with respect to OnlineTrading.com's financial statements (filed herewith)

    23.3 Consent of Ahearn Jasco + Company, P.A., Independent Auditors, with respect to OnlineTrading.com's financial statements (filed herewith)